Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.
FIRST AMENDMENT TO
LICENSE AGREEMENT NO. A18025

This First Amendment to License Agreement No. A18025 effective December 13, 2021 (“First Amendment”), is entered into among The University of Florida Research Foundation, Inc., a not-for-profit corporation duly organized and existing under the laws of the State of Florida and having its principal office at 310 Walker Hall, Gainesville, Florida  32611 (“UFRF”), The Trustees of the University of Pennsylvania, a nonprofit corporation with offices located at Penn Center for Innovation, 3600 Civic Center, 9th floor, Philadelphia, PA 19104 (“Penn”, together with UFRF, the “Licensors”) and IVERIC Bio Gene Therapy LLC, a Delaware limited liability company having a place of business at Five Penn Plaza, Suite 2372, New York, NY 10001 (hereinafter referred to as “Licensee”).

WHEREAS, the parties entered into and are party to a license agreement effective June 6, 2018 (hereinafter “License Agreement”) Capitalized terms used but not defined herein shall have the meaning ascribed to them in the License Agreement; and;

WHEREAS, the parties now wish to amend the License Agreement by this First Amendment;

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein the parties hereto agree as follows:

1.       Section 3.2(a) of the License Agreement is hereby deleted and replaced with the following::

    (a)    Licensee agrees that the First Commercial Sale of Licensed Products to a customer shall occur on or before [**]. In addition, if Licensee fails to achieve such First Commercial Sale within such timeframe or to meet the milestones shown in Appendix E (as such dates or milestones may be extended in accordance with Section 3.2(b), Licensors may terminate this Agreement pursuant to Section 9.3. Licensee shall notify Licensors in writing as each milestone is met.

 2.           The Milestones detailed in Appendix E – Milestones of the License Agreement is hereby deleted and replaced with the attached Amended Appendix E - Milestones.

3.    This First Amendment, together with the License Agreement, constitute the entire agreement between the parties. All other provisions of the License Agreement, except as expressly amended by this First Amendment, shall remain in full force and effect and unmodified by this First Amendment.

4.       Licensors acknowledge Licensee may file a copy of this First Amendment with the securities and exchange commission, in accordance with its rules and regulations.

5.    This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original and together shall be deemed one and the same instrument.

UNIVERSITY OF FLORIDA                                    IVERIC Bio Gene Therapy LLC
RESEARCH FOUNDATION, INC.

By: _/s/ Jim O’Connell________________                By: __/s/ Keith Westby_____________
Name: Jim O'Connell                                           Name: Keith Westby
Title: Director, UF Innovate|Tech Licensing                Title: SVP, Chief Operating Officer

Date: _12/14/2021________________                        Date: _12/17/2021______________

THE TRUSTEES OF THE UNIVERSITY OF
PENNSYLVANIA

By: _/s/ Benjamin Dibling____________
Name: Benjamin Dibling, Ph.D.
Title: Executive Director of Licensing, Penn Center for Innovation

Date: 12/13/2021____________________

AMENDED APPENDIX E – MILESTONES

Event                                    Time

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